Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277322 on Form S-3 of our report dated February 23, 2026, relating to the consolidated financial statements of Dominion Energy South Carolina, Inc. (an indirect, wholly-owned subsidiary of Dominion Energy, Inc.) and affiliates, appearing in this Annual Report on Form 10-K of Dominion Energy South Carolina, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Richmond, Virginia

February 23, 2026